UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________

FORM 8-K
___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2006

H2DIESEL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-50214	26-0067474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20283 State Road 7, Suite 40, Boca Raton, Florida	33498
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(561) 807-6325

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 13, 2006, our wholly owned subsidiary, H2Diesel, Inc. (“H2Diesel”), entered into a letter agreement with Ferdinando Petrucci, pursuant to which the License Agreement dated March 20, 2006, between Mr. Petrucci and H2Diesel, as amended (the “License Agreement”), was further amended as follows:

•	H2Diesel is required to pay to Mr. Petrucci $400,000 not later than December 15, 2006 (the “Required December Payment”);

•
The $1 million payment required under Section 1.b.(i)(B) of the License Agreement, which was due December 31, 2006, was reduced to $600,000 and the due date for such payment was extended to July 31, 2007 (the “Second Payment”);

•
To the extent the Second Payment is made after December 31, 2006, then the deadline in respect of the exercise of any rights of first offer of H2Diesel under Section 1.d of the License Agreement will be reduced from 30 days to 15 days unless the Second Payment is made prior to March 31, 2007; and

•	The due date for the $1.5 million payment required under Section 1.b.(i)(C) of the License Agreement, which was March 2007, was extended to October 31, 2007.

    On December 15, 2006, H2Diesel made the Required December Payment to Mr. Petrucci.

A copy of the Letter Agreement is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibits
10.1	Letter Agreement dated December 13, 2006, amending the License Agreement dated March 20, 2006, as amended, between H2Diesel, Inc. and Ferdinando Petrucci

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H2DIESEL HOLDINGS, INC.

Dated: December 15, 2006          By:   /s/ David A. Gillespie
Name: David A. Gillespie
Title: Chief Executive Officer